EXHIBIT 5

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130

                                    ---------

                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF            LISHA D. HOGUE                GLENN M. RISSMAN                           OWEN S. FREED
LOUISE JACOWITZ ALLEN          ALICE R. HUNEYCUTT            ANDREW L. RODMAN                          SENIOR COUNSEL
STUART D. AMES                 RICHARD B. JACKSON            KEITH E. ROUNSAVILLE
ALEXANDER ANGUEIRA             SHARON LEE JOHNSON            MIMI L. SALL                             THOMAS J. QUARLES
LAWRENCE J. BAILIN             MICHAEL I. KEYES              NICOLE S. SAYFIE                            OF COUNSEL
ANA T. BARNETT                 ROBERT T. KOFMAN              RICHARD E. SCHATZ
CHRISTOPHER L. BARNETT         CHAD K. LANG                  DAVID M. SEIFER                           DAVID M. SMITH
PATRICK A. BARRY               TERRY M. LOVELL               JOSE G. SEPULVEDA                       LAND USE CONSULTANT
SHAWN BAYNE                    JOY SPILLIS LUNDEEN           JAY B. SHAPIRO
SUSAN FLEMING BENNETT          GEOFFREY MacDONALD            MARTIN S. SIMKOVIC
LISA K. BERG                   MONA E. MARKUS                CURTIS H. SITTERSON                        TAMPA OFFICE
MARK J. BERNET                 BRIAN J. McDONOUGH            MARK D. SOLOV                               SUITE 2200
HANS C. BEYER                  ANTONIO R. MENENDEZ           EUGENE E. STEARNS                    SUNTRUST FINANCIAL CENTRE
RICHARD I. BLINDERMAN          FRANCISCO J. MENENDEZ         THOMAS T. STEELE                      401 EAST JACKSON STREET
MATTHEW W. BUTTRICK            ALISON W. MILLER              BRADFORD SWING                         TAMPA, FLORIDA 33602
JENNIFER  STEARNS BUTTRICK     VICKI LYNN MONROE             SUSAN J. TOEPFER                         ----------------
PETER L. DESIDERIO             HAROLD D. MOOREFIELD, JR.     ANNETTE TORRES                            (813) 223-4800
MARK P. DIKEMAN                JIMMY L. MORALES              DENNIS R. TURNER
DREW M. DILLWORTH              JOHN N. MURATIDES             RONALD L. WEAVER
DINO A. DOYLE                  JOHN K. OLSON                 ROBERT I. WEISSLER                    FORT LAUDERDALE OFFICE
SHARON QUINN DIXON             JEFFREY A. NORMAN             PATRICIA G. WELLES                          SUITE 1900
ALAN H. FEIN                   KARA E. PLUNKETT              MARTIN B. WOODS                     200 EAST BROWARD BOULEVARD
ANGELO M. FILIPPI              DAVID C. POLLACK                                                FORT LAUDERDALE, FLORIDA 33301
ROBERT E. GALLAGHER, JR.       DARRIN J. QUAM                                                      ----------------
CHAVA E. GENET                 JOHN M. RAWICZ                                                          (954) 462-9500
PATRICIA K. GREEN              PATRICIA A. REDMOND
JOSEPH K. HALL                 ELIZABETH G. RICE

                                                     December 6, 2000

Phillip Frost, M.D.
Chief Executive Officer
IVAX Corporation
4400 Biscayne Boulevard
Miami, Florida 33137

         Re: IVAX Corporation - Offering of 15,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock")

Dear Dr. Frost:

         As counsel to IVAX Corporation, a Florida corporation ("IVAX"), we have examined the Articles of Incorporation and Amended and Restated Bylaws of IVAX, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by IVAX to authorize the issuance of up to 15,000,000 shares of Common Stock issuable in connection with IVAX' acquisition of other businesses, assets and securities. In addition, we have examined a copy of IVAX' Registration Statement on Form S-4, pursuant to which the offer and sale of the Common Stock will be registered under the Securities Act of 1933, as amended.

         In rendering this opinion we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) the genuineness of all signatures; (iv) that any acquisition involving any issuance of any of the Common Stock will be duly and validly authorized by all necessary corporate action on the part of IVAX; and (v) that any Common Stock issued by IVAX will be issued only in compliance with the resolutions of the Board of Directors of Shareholders of IVAX authorizing the sale and, in any event, only against the receipt by IVAX of consideration having a value at least equal to the par value of the Common Stock so issued. In addition, as to questions of material fact to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of IVAX and such other certificates as we deemed relevant.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that: following the issuance of the Common Stock in accordance with the terms of the subject acquisition with the terms of the Common Stock will be validly issued, fully paid and non-assessable.

         In addition, we hereby consent to the use of our opinions included herein and to all references to this firm under the heading "Legal Matters" in the Prospectus included in IVAX' Registration Statement on Form S-4, pursuant to which the Common Stock will be registered under the Securities Act of 1933, as amended.

                                     Very truly yours,

                                     STEARNS WEAVER MILLER WEISSLER ALHADEFF &
                                     SITTERSON, P.A.